                                                                    EXHIBIT 23.2

                   Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated October 30, 1998 on the consolidated financial statements of Tanisys Technology, Inc. as of September 30, 1998, and for each of the two years in the period ended September 30, 1998 included in Tanisys Technology, Inc.'s Annual Report on Form 10-K for the year ended September 30, 1999, and to all references to our Firm included in this registration statement.


Arthur Andersen LLP

Austin, Texas
December 6, 2000